UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
__________________________

GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	32-0163571 (I.R.S. Employer Identification No.)

39 East Union Street, Pasadena, California (Address of principal executive offices)	91103 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: 8.125% Senior Notes due 2021	Name of each Exchange on which each class is to be registered: NASDAQ Global Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration file number to which this form relates: 333-187687

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the registrant's securities to be registered hereunder is 8.125% Senior Notes due 2021 ("Senior Notes"). The Senior Notes will be issued pursuant to the Registrant's effective registration statement on Form S-3 (No. 333-195374). The description of the Senior Notes as set forth under the caption "Description of Debt Securities” in the prospectus dated June 2, 2014, as supplemented by the description set forth under the caption "Description of Notes" in the prospectus supplement dated June 11, 2014, each filed with the Securities and Exchange Commission on June 11, 2014 is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
4.1
Indenture dated as of June 18, 2014 between General Finance Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 18, 2014)

4.2
First Supplemental Indenture dated as of June 18, 2014 between General Finance Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 18, 2014)

4.3	Form of 8.125% Senior Note due 2021 (included as Exhibit A to Exhibit 4.2 above)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: June 13, 2014	By:	/s/ Christopher A. Wilson
Christopher A. Wilson
General Counsel, Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture dated as of June 18, 2014 between General Finance Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 18, 2014)

4.2
First Supplemental Indenture dated as of June 18, 2014 between General Finance Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 18, 2014)

4.3	Form of 8.125% Senior Note due 2021 (included as Exhibit A to Exhibit 4.2 above)

2